EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Record 1st Quarter Net Income

GREENSBORO, N.C., April 30, 2012 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2012 results with highlights as follows:

First Quarter 2012 Financial Highlights

  Net income for the first quarter of 2012 was a record $1,228,000, an increase of 100.7% from net income of $612,000 reported in the first quarter of 2011.
  Diluted net income per common share increased 170% to $0.27 in the first quarter of 2012 from $0.10 in the first quarter of 2011.
  Net income available to common shareholders was $926,000 in the first quarter of 2012 compared to $324,000 in the first quarter of 2011.
  The net interest margin, computed on a fully taxable basis, increased to 3.98% in the first quarter of 2012 compared to 3.88% in the first quarter of 2011.
  Mortgage banking income increased 101.7% to $3,297,000 in the first quarter of 2012 from $1,635,000 in the first quarter of 2011.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at December 31, 2012 for Carolina Bank improved to 8.35% for Tier 1 leverage, 9.92% for Tier 1 risk-based, and 12.83% for total risk-based.
  Average non-interest-bearing demand deposits increased 28.2% in the first quarter of 2012 from the same quarter in 2011.
  Net loan charge-offs declined 53.7% to $762,000, or 0.64% of average loans (annualized), in 2012 from $1,645,000, or 1.29% of average loans (annualized), in 2011.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc., commented, "We continued our goal of building shareholder value during 2012 by increasing net income and capital ratios, growing our non-interest income, and strengthening relationships with our customers. Our net interest margin of 3.98% in the first quarter of 2012 was the second highest quarter in eleven years. We expanded our mortgage division with the addition of a loan production office in Raleigh in March of 2012 under the leadership of Lynette Schehr who works with Michelle Roten, Vice President and leader of our Retail Mortgage Division. Our mortgage division experienced strong originations and good profitability during the first quarter of 2012."

Non-performing loans to total loans held for investment decreased to 4.82% at March 31, 2012 from 5.71% at March 31, 2011. Non-performing assets to total assets decreased to 4.62% at March 31, 2012 from 6.00% at March 31, 2011. While these ratios declined from a year ago, they were slightly higher than at December 31, 2011 due to the addition of one loan relationship. Net loan charge-offs declined 53.7% to $762,000 in the first quarter of 2012 from $1,645,000 in the first quarter of 2011. Braswell commented, "We are continuing our focus in bringing down the elevated level of non-performing assets in 2012 and are pleased that loan charge-offs declined substantially in 2012. Our continued focus and efforts to develop a stronger credit culture are progressing well and should improve future results for our shareholders. We were also able to improve our capital ratios in 2012 through the retention of earnings and managed growth."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem and mortgage loan production offices in Burlington and Raleigh. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(unaudited)
	(in thousands except share and per share data)
Assets
Cash and due from banks	$ 6,100	$ 5,664
Interest-bearing deposits with banks	15,130	7,647
Securities available-for-sale, at fair value	44,929	42,208
Securities held-to-maturity	370	392
Loans held for sale	81,497	91,955
Loans	480,888	487,031
Less allowance for loan losses	(12,491)	(11,793)
Net loans	468,397	475,238
Premises and equipment, net	17,454	17,442
Other real estate owned	7,708	6,728
Bank-owned life insurance	10,480	10,385
Other assets	15,944	15,666
Total assets	$ 668,009	$ 673,325

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 57,172	$ 57,475
NOW, money market and savings	325,636	324,449
Time	205,692	214,715
Total deposits	588,500	596,639

Advances from the Federal Home Loan Bank	3,053	3,075
Securities sold under agreements to repurchase	1,918	1,536
Subordinated debentures	19,507	19,489
Other liabilities and accrued expenses	7,088	6,028
Total liabilities	620,066	626,767

Commitments
Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2012 and 2011	15,273	15,177
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2012 and 2011	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,879	15,870
Retained earnings	10,058	9,132
Stock in directors' rabbi trust	(912)	(875)
Directors' deferred fees obligation	912	875
Accumulated other comprehensive income	1,505	1,151
Total stockholders' equity	47,943	46,558
Total liabilities and stockholders' equity	$ 668,009	$ 673,325

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)
Interest income
Loans	$ 7,085	$ 7,150
Investment securities, taxable	306	401
Investment securities, non taxable	107	162
Interest from deposits in banks	10	20
Total interest income	7,508	7,733

Interest expense
NOW, money market, savings	548	660
Time deposits	709	967
Other borrowed funds	202	188
Total interest expense	1,459	1,815

Net interest income	6,049	5,918
Provision for loan losses	1,460	1,700
Net interest income after provision for loan losses	4,589	4,218
Non-interest income
Service charges	283	231
Mortgage banking income	3,297	1,635
Gain on sale of investment securities	--	97
Loss on sale of other real estate owned	48	--
Other	172	147
Total non-interest income	3,800	2,110

Non-interest expense
Salaries and benefits	4,030	2,964
Occupancy and equipment	682	638
Professional fees	257	253
Outside data processing	206	219
FDIC insurance	215	385
Advertising and promotion	175	87
Stationery, printing and supplies	135	139
Impairment of other real estate owned	296	--
Other real estate owned expense	156	294
Other	539	491
Total non-interest expense	6,691	5,470

Income before income taxes	1,698	858
Income tax expense	470	246
Net income	1,228	612
Dividends and accretion on preferred stock	302	288
Net income available to common stockholders	$ 926	$ 324

Net income per common share
Basic	$ 0.27	$ 0.10
Diluted	$ 0.27	$ 0.10

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2012
(unaudited)
	Quarterly					Years Ended
($ in thousands except for share data)	1st Qtr 2012	4th Qtr 2011	3rd Qtr. 2011	2nd Qtr. 2011	1st Qtr. 2011	2011	2010

EARNINGS
Net interest income	$6,049	6,442	5,991	5,744	5,918	24,095	23,341
Provision for loan loss	$1,460	1,700	1,800	1,650	1,700	6,850	15,133
NonInterest income	$3,800	3,426	3,184	2,620	2,110	11,340	13,375
NonInterest expense	$6,691	6,777	6,362	7,022	5,470	25,631	26,061
Net income (loss)	$1,228	1,031	812	(58)	612	2,397	(2,394)
Net income (loss) available to common stockholders	$926	729	520	(350)	324	1,223	(3,536)
Basic earnings (loss) per share	$0.27	0.22	0.15	(0.10)	0.10	0.36	(1.04)
Diluted earnings (loss) per share	$0.27	0.22	0.15	(0.10)	0.10	0.36	(1.04)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045

PERFORMANCE RATIOS
Return on average assets *	0.56%	0.43%	0.31%	-0.21%	0.20%	0.18%	-0.51%
Return on average common equity *	11.58%	9.31%	6.80%	-4.65%	4.41%	4.03%	-11.08%
Net interest margin (fully-tax equivalent) *	3.98%	4.14%	3.89%	3.76%	3.88%	3.92%	3.63%
Efficiency ratio	67.57%	68.28%	68.89%	83.24%	67.47%	71.79%	70.38%
# full-time equivalent employees - period end	184	174	167	168	163	174	155

CAPITAL
Equity to ending assets	7.18%	6.91%	6.90%	6.81%	6.76%	6.91%	6.54%
Common tangible equity to assets	4.89%	4.66%	4.64%	4.54%	4.52%	4.66%	4.36%
Tier 1 leverage capital ratio - Bank	8.35%	8.02%	8.15%	8.00%	7.91%	8.02%	7.59%
Tier 1 risk-based capital ratio - Bank	9.92%	9.60%	9.64%	9.63%	9.38%	9.60%	9.00%
Total risk-based capital ratio - Bank	12.83%	12.50%	12.53%	12.54%	12.24%	12.50%	11.82%
Book value per common share	$9.65	9.26	9.03	8.86	8.86	9.26	8.70

ASSET QUALITY
Net charge-offs (recoveries)	$762	1,956	3,190	625	1,645	7,416	12,855
Net charge-offs to average loans *	0.64%	1.60%	2.58%	0.50%	1.29%	1.49%	2.43%
Allowance for loan losses	$12,491	11,793	12,049	13,439	12,414	11,793	12,359
Allowance for loan losses to loans held invst.	2.60%	2.42%	2.46%	2.68%	2.47%	2.42%	2.40%
Nonperforming loans	$23,187	22,915	24,429	29,827	28,651	22,915	27,713
Performing restructured loans	$15,728	18,502	18,167	17,138	11,910	18,502	4,791
Other real estate owned	$7,708	6,728	8,972	11,513	11,177	6,728	9,848
Nonperforming loans to loans held for investment	4.82%	4.71%	4.99%	5.95%	5.71%	4.71%	5.39%
Nonperforming assets to total assets	4.62%	4.40%	5.06%	6.26%	6.00%	4.40%	5.55%

END OF PERIOD BALANCES
Total assets	$668,009	673,325	661,784	660,272	664,130	673,325	676,701
Total loans held for investment	$480,888	487,031	489,782	501,144	501,977	487,031	514,029
Total deposits	$588,500	596,639	585,184	581,832	589,395	596,639	604,567
Stockholders' equity	$47,943	46,558	45,696	44,991	44,903	46,558	44,282

AVERAGE BALANCES
Total assets	$663,932	670,436	664,373	666,538	673,663	668,753	695,847
Total earning assets	$616,101	623,176	617,852	619,704	626,822	621,889	650,926
Total loans held for investment	$479,121	489,915	494,669	500,095	510,051	498,683	529,415
Total interest-bearing deposits	$529,405	537,287	534,140	542,800	555,381	542,402	578,815
Common stockholders' equity	$32,159	31,052	30,328	30,171	29,795	30,337	31,924

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com